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Exhibit 99.1

                               CERTIFICATION OF
             CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350) the undersigned, John P. Wilmers, Chief Executive Officer, and Brad J. French, Chief Financial Officer of Ballantyne of Omaha, Inc. (the "Company"), have executed this certification in connection with the filing with the Securities and Exchange Commission of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 (the "Report").

The undersigned herby certifies that:

     1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

     IN WITNESS WHEREOF, the undersigned has executed this certification as of the 14th day of August, 2002.

/s/  JOHN P. WILMERS
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John P. Wilmers
Chief Executive Officer



/s/  BRAD J. FRENCH
---------------------------------
Brad J. French
Chief Financial Officer